SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report: June 27, 2000



                             SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)




                                   Maryland
                           (State of Incorporation)


               1-13199                                   13-3956775
      (Commission File Number)                     (IRS Employer Id. Number)


                          420 Lexington Avenue                      10170
                          New York, New York                      (Zip Code)
              (Address of principal executive offices)

                                (212) 594-2700
             (Registrant's telephone number, including area code)


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Item 5.    Other Events

         On June 27, 2000, SL Green Operating Partnership, L.P. ("SLGOP"), entered into an unsecured credit facility with certain lenders identified in the Revolving Credit and Guaranty Agreement, dated June 27, 2000 (the "Credit Facility"), among SLGOP, certain subsidiaries of SLGOP, SL Green Realty Corp., Fleet National Bank, N.A ("Fleet"), as administrative agent for the lenders, Salomon Smith Barney Inc., as syndication agent for the lenders, and Bankers Trust Company, as documentation agent for the lenders. The Credit Facility matures on June 27, 2003. The Credit Facility is unconditionally guaranteed by SL Green Realty Corp. and certain of SLGOP's subsidiaries. The Credit Facility provides for a maximum borrowing amount of up to $250 million at any time outstanding, subject to increase to $300 million at the option of SLGOP if no default or event of default has occurred and is continuing and upon the satisfaction of certain other conditions set forth in the Credit Facility. SLGOP's ability to borrow under the Credit Facility will be subject to the satisfaction of, among other things, certain financial covenants, including covenants relating to the value of unencumbered assets, minimum debt service coverage, limitations on unsecured and secured borrowings, minimum tangible net worth, ratio of unencumbered asset adjusted net operating income to assumed debt service, minimum fixed charge coverage ratio, and minimum aggregate occupancy rate. Borrowings under the Credit Facility will bear interest, at the option of SLGOP, at the Base Rate or at the LIBOR Rate plus, in the case of the LIBOR Rate only, 1.25% (increasing to up to 1.75% if minimum credit ratings are not maintained). The Base Rate is defined as the higher of: (i) the annual rate of interest announced from time to time by Fleet at Fleet's head office as its "base rate", and (ii) one-half of one percent (0.50%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. The LIBOR Rate for a specified interest period is defined as the rate per annum equal to the quotient (rounded upwards to the nearest 1/1000 of one percent) of (i) the rate per annum for deposits in dollars in the London interbank market for a period equal in length to the applicable interest period which appears on Telerate Page 3750 as of 11:00 A.M. London time, two business days prior to the beginning of the applicable interest period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

Item 7.    Financial Statements and Exhibits

(c)      Exhibits

         10.1    Form of June 27, 2000 Revolving Credit and Guaranty Agreement





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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      SL GREEN REALTY CORP.



                                      /S/ David J. Nettina
                                      ----------------------
                                      David J. Nettina
                                      President and Chief Operating Officer



Date:  July 12, 2000